Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

                    THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), entered into as of November 15, 2010 (the “Effective Date”), by and among INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana”), the Lenders party hereto, and FIFTH THIRD BANK, an Ohio banking corporation (“Fifth Third”), in its capacity as Agent for Lenders and LC Issuer under this Agreement (“Agent”) and as LC Issuer, is as follows:

Preliminary Statements

A.

ISA and ISA Indiana (each a “Borrower” and, collectively, “Borrowers”), Agent, LC Issuer and the Lenders entered into that certain Credit Agreement dated as of July 30, 2010 (as modified, extended, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.

Borrowers have requested that Agent, LC Issuer and the Lenders: (i) temporarily increase the Maximum Revolving Commitment and the maximum amount of Eligible Inventory advances’ in the calculation of the Borrowing Base as specifically set forth herein, (ii) increase the Receivables Advance Rate from 80% to 85% as specifically set forth herein, and (iii) amend certain other provisions of the Credit Agreement and certain of the other Loan Documents.

C.	Agent, LC Issuer and the Lenders are willing to so amend the Credit Agreement and certain of the other Loan Documents, all on the terms, and subject to the conditions, of this Amendment.

Statement of Amendment

                    In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, LC Issuer and the Lenders and Borrowers hereby agree as follows:

1.	Amendments to Credit Agreement. Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1	The following definitions are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“First Amendment” means the First Amendment to Credit Agreement among Agent, LC Issuer, the Lenders and Borrowers dated to be effective as of November 15, 2010.

“First Amendment Effective Date” means November 15, 2010.

1.2	The second and third sentences of the definition of “Advance Rate” in Section 1.2 of the Credit Agreement are hereby amended in their entirety by substituting the following in their stead:

The initial advance rates are as follows: the Receivables Advance Rate is 85%, and the Inventory Advance Rate is 60%. The Receivables Advance Rate will never exceed 85%, and the Inventory Advance Rate will never exceed 60%.

1.3	The following definitions in Section 1.2 of the Credit Agreement are hereby amended in their entirety by substituting the following in their respective steads:

“Borrowing Base” means, as of any time, an amount in Dollars equal to:

(a) the Receivables Advance Rate applied to the then Net Amount of Eligible Receivables then outstanding;

plus          (b) the least of (i) (A) from the First Amendment Effective Date through, and including,. December 16, 2010, $18,000,000 and (B) at all times on and after December 17, 2010, $17,000,000 (in each case, subject to adjustment as provided in Section 2.13), (ii) the applicable Inventory Advance Rate applied, with respect to the applicable categories of Eligible Inventory, to the then Eligible Inventory and (iii) 80% of the Net Orderly Liquidation Value Percentage (such product expressed as a percentage) applied, with respect to the applicable categories of Eligible Inventory, to the then Eligible Inventory; and

less (c) the then Reserve Amount.

“Maximum Revolving Commitment” means: (a) from the First Amendment Effective Date through, and including, December 16, 2010, Forty-Four Million Five Hundred Thousand Dollars ($44,500,000); and (b) at all other times, Forty Million Dollars ($40,000,000).

1.4	Section 2.1 of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:

Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, Lenders and LC Issuer will make total credit available to, or for the benefit of, Borrowers under this Agreement in the form of the following credit extensions advanced or to be made under the following facilities: (a) revolving loans, (b) a term loan and (c) a letter of credit subfacility, all as more particularly described below.

1.5	The second sentence of Section 2.2(a) of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:

The aggregate amount of all of the Revolving Loan Commitments is $44,500,000 from the First Amendment Effective Date through, and including, December 16,2010 and $40,000,000 at all times on and after December 17, 2010.

1.6	The first sentence of Section 11.l (m) of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:

The maximum aggregate liability of the Credit Parties under this Cross-Guaranty is $48,800,000; provided, however, such maximum liability shall be $52,985,000 from the First Amendment Effective Date through, and including, December 16, 2010.

2. Amendment and Restatement of Revolving Loan Note. On the Effective Date, Borrowers will duly execute and deliver to Agent an Amended and Restated Revolving Loan Note in the form attached hereto as Exhibit A (the “Amended and Restated Revolving Loan Note”).

3. Reaffirmation of Cross-Guaranties. Each of the Borrowers (collectively, the “Cross-Guarantors”) hereby (i) confirms, ratifies and reaffirms its respective Cross-Guaranty and (ii) acknowledges and agrees that no Cross-Guarantor is released from its obligations under its respective Cross-Guaranty by reason of this Amendment and that the obligations of each Cross Guarantor under its respective Cross-Guaranty extend to the Credit Agreement, the Amendment Documents and the other Loan Documents as amended by, or in connection with, this Amendment. This reaffirmation of each Cross-Guarantor’s Cross-Guaranty shall not be construed, by implication or otherwise, as imposing any requirement that Agent notify or seek the consent of any Cross-Guarantor relative to any past or future extension of credit, amendment or modification, extension or other action with respect thereto, in order for any such extension of credit, amendment or modification, extension or other action with respect thereto to be subject to a Cross-Guarantor’s Cross-Guaranty, it being expressly acknowledged and reaffirmed that each Cross-Guarantor has under its respective Cross-Guaranty consented, among others things, to modifications, amendments, extensions and other actions with respect thereto without any notice thereof or any further consent thereto.

4. Reaffirmation and Amendment of Guaranty-and Reaffirmation of Security. As a condition of this Amendment, on the Effective Date, Borrowers will cause each Guarantor to execute and deliver to Agent the Reaffirmation and Amendment of Guaranty and Reaffirmation of Security provided after the signatures below and incorporated by reference herein.

5. Additional Conditions: Other Documents. As a condition of this Amendment, Borrowers will deliver to Agent, on or before the execution of this Amendment, (i) the Amended and Restated Revolving Loan Note duly executed by Borrowers; (ii) a copy, certified by the Secretary of each Borrower, of resolutions of the Board of Directors of Borrowers, authorizing the execution of this Amendment and all other documents executed in connection herewith, which certificate and resolutions will be in form and substance acceptable to Agent; (iii) a copy, certified by the Secretary of each Guarantor of resolutions of the sole member of each Guarantor authorizing the execution of the Reaffirmation and Amendment of Guaranty and Reaffirmation of Security and all other documents executed in connection therewith, which certificate and resolutions will be in form and substance acceptable to Agent; and (iv) such other documents, instruments, and agreements deemed necessary or desirable by Agent to effect the amendments to Borrowers’ credit facilities with Agent, LC Issuer and the Lenders contemplated by this Amendment.

6. Reaffirmation of Security. Borrowers and Agent, LC Issuer and the Lenders hereby expressly intend that this Amendment shall not in any manner: (a) constitute the refinancing, refunding, payment or extinguishment of the existing Obligations as of the Effective Date; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any of the Security Documents. Borrowers ratify and reaffirm any and all grants of Liens to Agent’ in the Loan Collateral as security for the Obligations, and Borrowers acknowledge and confirm that the grant of the Liens to Agent in the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, “and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

7. Representations. To induce Agent, LC Issuer and the Lenders to accept this Amendment, each Borrower hereby represents and warrants to Agent, LC Issuer and the Lenders as follows:

                    7.1 Each Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, the Amended and Restated Revolving Loan Note and the other documents executed in connection therewith (collectively, the “Amendment Documents”), and the execution and delivery of, and the performance of its obligations under and arising out of, the Amendment Documents have been duly authorized by all necessary corporate action.

                    7.2 The Amendment Documents constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

                    7.3 Each Borrower’s representations and warranties contained in the Credit Agreement are complete and correct as of the Effective Date with the same effect as though these representations and warranties had been made again on and as of the Effective Date, subject to those ‘changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

                    7.4 No Event of Default has occurred and is continuing under the Credit Agreement.

8. Costs and Expenses; Amendment Fee. As a condition of this Amendment, (i) Borrowers will pay to Agent a fee of $11,250, payable in full on the Effective Date; such fee, when paid, will be fully earned and non-refundable under’ all circumstances, and (ii) Borrowers will promptly on demand pay or reimburse Agent for the costs and expenses incurred by Agent in connection with this Amendment, including, without limitation, attorneys’ fees.

9. Release. Borrowers hereby release Agent, LC Issuer and the Lenders from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Agent, LC Issuer and the Lenders of its express agreements and obligations stated in the Loan Documents on and after the Effective Date.

10. Default. Any default by Borrowers in the performance of Borrowers’ obligations under this Amendment shall constitute an Event of Default under the Credit Agreement.

11. Continuing Effect of the Credit Agreement. Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.

12. One Agreement; References; Fax Signature. The Credit Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the, (i) Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment and (ii) Revolving Loan Note will be deemed to be references to the Amended and “Restated Revolving Loan Note. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

13. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

14. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the “entire agreement of” the parties with respect to the subject” matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

                    IN WITNESS WHEREOF, Borrowers have executed this Amendment to be effective as of the Effective Date.

INDUSTRlAL SERVICES OF AMERICA, INC.

By:	/s/ Alan Schroering

Alan Schroering, Chief Financial Officer

ISA INDIANA, INC.

By:	/s/ Alan Schroering

Alan Schroering, Chief Financial Officer

Accepted as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:	/s/ Anne B. Kelly

Anne B. Kelly, Vice President

FIFTH THIRD BANK, as Lender

By:	/s/ Anne B. Kelly

Anne B. Kelly, Vice President

FIFTH’THIRD BANK, as LC Issuer

By:	/s/ Anne B. Kelly

Anne B. Kelly, Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT
(Industrial Services of America, Inc.)

REAFFIRMATION AND AMENDMENT OF GUARANTY AND
REAFFIRMATION OF SECURITY

          In satisfaction of the condition set forth in the First Amendment to Credit Agreement between Agent, LC Issuer, the Lenders and Borrowers (the “Amendment”), the undersigned (“Guarantors”) hereby: (i) consent to the Amendment and to the transactions contemplated therein, (ii) ratify and reaffirm their Guaranty dated as of July 30, 2010 (the “Guaranty”), (iii) acknowledge and agree that Guarantors are not released from their obligations under the Guaranty by reason of the Amendment, the Amended and Restated Revolving Loan Note or the transactions contemplated thereby and that the obligations of Guarantors under the Guaranty extend to the Credit Agreement and the other Loan Documents, as amended, or as amended and restated, in connection with the Amendment, and (iv) confirm that the Amendment shall not in any manner (A) constitute the refinancing, refunding, payment or extinguishment of the indebtedness evidenced by the existing Loan Documents and secured by their Security Agreement dated as of July 30,2010 (the “Security Agreement”); (B) be deemed to evidence a novation of the outstanding balance of the indebtedness secured by the Security Agreement; or (C) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to the Security Agreement or any other Security Document evidencing, governing or creating a Lien on the Loan Collateral. Guarantors further ratify and reaffirm any and all grants of Liens to Agent on the Loan Collateral to secure Guarantors’ obligations owing under the Guaranty, and Guarantors acknowledge and confirm that the grants of the Liens to Agent on Guarantors’ Loan Collateral: (1) represent continuing Liens on all such Loan Collateral, (2) secure all of the Guaranteed Obligations (as defined in the Guaranty), and (3) represent valid, first and best Liens on all such Loan Collateral, subject to the Permitted Liens.

          The undersigned agree that the first sentence of Section 16.9 of the Guaranty is hereby amended in it~ entirety by substituting the following in its stead:

The maximum aggregate liability of Guarantors under this Guaranty is $48,800,000; provided, however, such maximum liability shall be $52,985,000 from the First Amendment Effective Date through, and including, December 16, 2010.

Except as amended hereby, all of the provisions of the Guaranty are ratified and confirmed and remain in full force and effect.

          This Reaffirmation and Amendment of Guaranty and Reaffirmation of Security shall not be construed, by implication or otherwise, as imposing any requirement that Agent notify or seek the consent of Guarantors relative to any past or future extension of credit, or modification, extension or other action with respect thereto, in order for any such extension of credit or modification, extension or other action with respect thereto to be subject to the Guaranty or the Security Agreement, it being expressly acknowledged and reaffirmed that Guarantors have under the Guaranty and the Security Agreement consented, among others things, to modifications, extensions and other actions with respect thereto without any notice thereof or further consent thereto. All references in any of the Loan Documents to the Guaranty will be deemed to be references to the Guaranty as amended by this Reaffirmation and Amendment of Guaranty and Reaffirmation of Security. This Reaffirmation and Amendment of Guaranty and Reaffirmation of Security may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (i) may be relied on by each party and Fifth Third Bank as if this Reaffirmation and Amendment of Guaranty and Reaffirmation of Security were a manually signed original and (ii) will be binding on each party for all purposes. All capitalized terms used in this Reaffirmation and Amendment of Guaranty and Reaffirmation of Security and not otherwise defined herein shall have the meanings ascribed thereto in the Amendment.

[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation and Amendment of Guaranty and Reaffirmation of Security as of the Effective Date.

ISA Indiana Real Estate, LLC
ISA Logistics LLC
ISA Real Estate, LLC
7021 Grade Lane LLC
7124 Grade Lane LLC
7200 Grade Lane LLC
Computerized Waste Systems, LLC
ISA Recycling LLC
Waste Equipment Sales & Service Co., LLC

By: Industrial Services of America, Inc., sole member

By:	/s/ Alan Schroering

Alan Schroering, Chief Financial Officer

Accepted as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:	/s/ Anne B. Kelly

Anne B. Kelly, Vice President

ACKNOWLEDGMENT PAGE TO
REAFFIRMATION AND AMENDMENT OF GUARANTY AND REAFFIRMATION OF SECURITY
(Industrial Services of America, Inc.)
(First Amendment to Credit Agreement)

EXECUTION VERSION

AMENDED AND RESTATED REVOLVING LOAN NOTE

$44,500,000	July 30, 2010
First Amendment and Restatement November 15, 2010
(“Effective Date”)

For value received, the undersigned, INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana”), and each of the other Persons that become a Borrower under the Credit Agreement after the Closing Date (such Persons, together with ISA and ISA Indiana, are each a “Borrower” and, collectively, “Borrowers”), hereby jointly and severally promise to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (“Lender”), the principal sum of FORTY-FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($44,500,000), or such lesser amount as shall equal the aggregate unpaid and outstanding principal amount of the Revolving Loans made by Lender to Borrowers under the Credit Agreement dated as of July 30, 2010, as amended by the First Amendment to Credit Agreement dated of even date herewith (as the same may be hereafter amended, supplemented or restated from time to time, the “Credit Agreement”) by and among Borrowers, the Persons party thereto as “Lenders” (including, without limitation, Lender), and Fifth Third Bank, as Agent and LC Issuer, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, in like money and funds, for the period commencing on the date of this Revolving Loan Note (this “Note”) until such Indebtedness evidenced by this Note shall be paid in full, at the rates per annum and on the dates and at the offices provided in the Credit Agreement. The entire unpaid principal balance of this ‘Note, together with all accrued but unpaid interest, shall, if not sooner paid or required to be paid pursuant to the Credit Agreement, be due and payable on July 31, 2013.

This Note is one of the Revolving Loan Notes referred to in the Credit Agreement and is entitled to the benefits and security, and is subject to the terms and conditions, of the Credit Agreement, including, without limitation, acceleration upon the terms provided therein and in the other Loan Documents. All capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein shall have the meanings given in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for voluntary and mandatory prepayments of Loans upon the terms and conditions specified therein. This Note is subject to voluntary prepayment, in full or in part, in accordance with, and subject to the terms of, the Credit Agreement.

If, at any time, the rate of interest contracted for, and computed in the manner provided, in the Credit Agreement (“Applicable Rate”), together with all fees and charges as provided for in the Credit Agreement or in any other Loan Document (collectively, the “Charges”), which are treated as interest under applicable law, exceeds the maximum lawful rate (the “Maximum Rate”) allowed under applicable law, it is agreed that such contracting for, charging or receiving of such excess amount was an accidental and bona fide error and the provisions of this paragraph will govern and control. The rate of interest payable under the Credit Agreement and this Note, together with all Charges, shall be limited to the Maximum Rate; provided, however, that any subsequent reduction in the Daily LIBOR-Based Rate or the LIBOR Tranche-Based Rate (or in the interest rate equal to the Prime Rate plus the Applicable Prime Rate Margin in the event LIBOR Rate Loans are no longer permitted or available under the Credit Agreement) shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest earned under the Credit Agreement and this Note, together with all Charges, equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. If any payment hereunder, for any reason, results in Borrowers having paid interest in excess of that permitted by applicable law, then all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Obligations (or, if all sums owing hereunder have been paid in full, refunded to Borrowers), and the amounts thereafter collectible hereunder shall immediately be deemed reduced, without the necessity of the execution of any new document, so as to comply with applicable law and permit the recovery of the fullest amount otherwise called for hereunder.

Borrowers hereby agree to pay all costs of collection, including, without limitation, Attorneys’ Fees, if this Note is not paid when due, whether or not legal proceedings are commenced.

All of the obligations of Borrowers hereunder are joint, several and primary. No Borrower shall be, or be deemed to be, an accommodation party with respect to this Note.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note is issued, not as a refinancing or refunding of or payment toward, but as a continuation of, the Obligations of Borrowers to Lender pursuant to that certain Revolving Loan Note dated as of July 30, 2010 in the principal amount of $40,000,000 (the “Prior Note”), together with any and all additional Revolving Loans incurred under this Note. Accordingly, this Note shall not be construed as a novation or extinguishment of the Obligations arising under the Prior Note, and its issuance shall not affect the priority of any Lien granted in connection with the Prior Note. Interest accrued under the Prior Note prior to the Effective Date remains accrued and unpaid under this Note and does not constitute any part of the principal amount of the Indebtedness evidenced hereby. All Revolving Loans created or existing under, pursuant to, as a result of, or arising out of, the Prior Note shall, together with any and all additional Revolving Loans incurred under this Note, continue in existence under this Note, which Obligations Borrowers acknowledge, reaffirm, and confirm to Lender. The Indebtedness evidenced by this Note will continue to be secured by all of the collateral and other security granted to Lender under the Prior Note and the other Loan Documents.

THIS NOTE HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CINCINNATI, OHIO. THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO (WITHOUT REFERENCE TO OHIO CONFLICTS OF LAW PRINCIPLES).

AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THE CREDIT AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWERS, AGENT AND LENDERS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, ITS VALIDITY OR PERFORMANCE, AND WITHOUT LIMITATION ON THE ABILITY OF AGENT OR ANY LENDER, OR ITS RESPECTIVE SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE LOAN COLLATERAL AND TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO BORROWERS, AGENT AND LENDERS AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. AGENT, LENDERS AND BORROWERS EACH CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR RESPECTIVE PERSONS BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE

SUBJECT MATTER, AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWERS, AGENT AND LENDERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 12.2 OF THE CREDIT AGREEMENT OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. EACH BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THE CREDIT AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWERS, AGENT AND LENDERS EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE OR THE CONDUCT OF THE RELATIONSHIP AMONG AGENT, LENDERS AND BORROWERS.

[Signature Page Follows]

          In Witness Whereof, Borrowers, intending to be legally bound, have caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:	/s/ Alan Schroering

Alan Schroering, Chief Financial Officer

ISA INDIANA, INC.

By:	/s/ Alan Schroering

Alan Schroering, Chief Financial Officer

SIGNATURE PAGE TO
AMENDED AND RESTATED REVOLVING LOAN NOTE